SECOND AMENDMENT TO CREDIT AGREEMENT


     This Second Amendment to Credit Agreement (the "Amendment") is made as of this 10th day of November, 2000 by and among AMERICAN MEDICAL SECURITY GROUP, INC. (the "Borrower"), the Lenders named in the Credit Agreement (the "Lenders") and LASALLE BANK NATIONAL ASSOCIATION, as Agent and Swing Line Lender (the "Agent").

                               W I T N E S S E T H

     WHEREAS, the Borrower, the Agent and the Lenders are parties to that certain Credit Agreement, dated as of March 24, 2000, as amended pursuant to that certain First Amendment to Credit Agreement, dated as of July 18, 2000, (collectively, the "Credit Agreement); and

     WHEREAS, the parties desire to further amend the Credit Agreement, as more fully set forth herein.

     NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the adequacy of which is hereby acknowledged, and subject to the terms and conditions hereof, the parties hereto agree as follows:

SECTION 1. DEFINITIONS. Unless otherwise defined herein, all capitalized terms shall have the meaning given to them in the Credit Agreement.

SECTION 2. AMENDMENTS TO CREDIT AGREEMENT.

          2.1 Section 2.8(a) of the Credit Agreement is hereby deleted in its entirety and amended by inserting the following in its stead:

          "2.8. Mandatory Commitment Reductions. (a) The Aggregate Commitment shall be automatically and permanently reduced to the following amounts on the following dates:

     Date            Availability Reduction         Aggregate Commitment
November 10, 2000         $ 5,000,000                    $40,000,000
March 24, 2002            $ 5,000,000                    $35,000,000
March 24, 2003            $10,000,000                    $25,000,000
March 24, 2004            $10,000,000                    $15,000,000
March 24, 2005            $15,000,000                    $         0"

          2.2 Section 6.10(ii) of the Credit Agreement is hereby deleted in its entirety and amended by inserting the following in its stead:

               "(ii) AMS may repurchase its outstanding stock, provided that any such repurchases after the date hereof shall not exceed $10,200,000 in the aggregate."

SECTION 3. CONDITIONS PRECEDENT. The effectiveness of this Amendment is expressly conditioned upon satisfaction of the following conditions precedent:

          3.1 The Agent and the Lenders shall have received copies of this Amendment duly executed by the Borrower.

          3.2 The Agent shall have received, for the benefit of the Agent and the Lenders, an amendment fee of $22,500 payable and fully earned on the date hereof.

          3.3 The Agent and the Lenders shall have received copies of the Collateral Assignment and Pledge Agreement, dated as of November 10, 2000, duly executed by the Borrower, and Borrower shall have established the Account referred to therein with Agent and deposited the amount of $1,500,000 into the Account on or before the date hereof.

          3.4 The Agent and the Lenders shall have received such other documents, certificates and assurances as they shall reasonably request.

SECTION 4. REAFFIRMATION OF THE BORROWER. The Borrower hereby represents and warrants to the Agent and the Lenders that (i) the warranties set forth in
Article 5 of the Credit Agreement are true and correct on and as of the date hereof, except to the extent (a) that any such warranties relate to a specific date, or (b) changes thereto are a result of transactions for which the Agent and the Lenders have granted their consent; (ii) the Borrower is on the date hereof in compliance with all of the terms and provisions set forth in the Credit Agreement as hereby amended; and (iii) upon execution hereof no Event of Default has occurred and is continuing or has not previously been waived.

SECTION 5. FULL FORCE AND EFFECT. Except as herein amended, the Credit Agreement and all other Loan Documents shall remain in full force and effect.

SECTION 6. COUNTERPARTS. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

                            [SIGNATURE PAGE FOLLOWS]
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     IN WITNESS WHEREOF,  the parties hereto have executed this Amendment on the day and year specified above.

                                 AMERICAN MEDICAL SECURITY GROUP, INC.

                                 By:      /S/ CAROL P. SANDERS
                                 Name:    Carol P. Sanders
                                 Title:   Vice President and Treasurer


                                 LASALLE BANK NATIONAL ASSOCIATION

                                 By:      /S/ JANET R. GATES
                                 Name:    Janet R. Gates
                                 Title:   Senior Vice President


                                 FIRST UNION NATIONAL BANK, NATIONAL ASSOCIATION

                                 By:      /S/ THOMAS L. STITCHBERRY
                                 Name:    Thomas L. Stitchberry
                                 Title:   Senior Vice President


                                 ASSOCIATED BANK GREEN BAY, NATIONAL ASSOCIATION

                                 By:      /S/ DENIS F. HOGAN
                                 Name:    Denis F. Hogan
                                 Title:   Vice President

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                    ACKNOWLEDGMENT AND AGREEMENT OF GUARANTOR

     The undersigned, AMERICAN MEDICAL SECURITY HOLDINGS, INC., hereby ratifies and reaffirms that certain Guaranty dated March 24, 2000 (the "Guaranty") made by the undersigned in favor of the Agent and the Lenders and each of the terms and provisions contained therein, and agrees that the Guaranty continues in full force and effect following the execution and delivery of the foregoing Amendment. The undersigned represents and warrants to the Agent and the Lenders that the Guaranty was, on the date of the execution and delivery thereof, and continues to be, the valid and binding obligation of the undersigned enforceable in accordance with its terms and that the undersigned has no claims or defenses to the enforcement of the rights and remedies of the Agent and the Lenders under the Guaranty.

     IN WITNESS WHEREOF, this Acknowledgment and Agreement of Guarantor has been duly authorized as of this 10th day of November, 2000.

                                 AMERICAN MEDICAL SECURITY HOLDINGS, INC.

                                 By:      /S/ CAROL P. SANDERS
                                 Name:    Carol P. Sanders
                                 Title:   Vice President and Treasurer